Exhibit 99.1

Company Contact:
RELM Wireless Corporation
William Kelly, EVP & CFO
(321) 984-1414

RELM Wireless Announces Settlement Agreement with Privet Fund and Appointment of James Henderson to Board of Directors

WEST MELBOURNE, FL, March 26, 2014– RELM Wireless Corporation (NYSE MKT: RWC) announced today that, after discussions with representatives of Privet Fund LP, the Company and Privet Fund have entered into a settlement agreement regarding the membership and composition of the Board of Directors (the “Board”) of the Company. Pursuant to the settlement agreement the Company has appointed James Henderson to serve as a director of the Company and nominated Mr. Henderson, along with all of the other seven incumbent directors, for election at its 2014 Annual Meeting of Stockholders to be held on May 21, 2014.  Mr. Henderson was also appointed to the Nominating and Governance Committee of the Board.

Pursuant to the settlement agreement, among other things, (i) Privet Fund agreed to vote in favor of all of the Board nominees in connection with the 2014 Annual Meeting, (ii) Privet Fund agreed to certain standstill restrictions with respect to the Company until the earlier of February 20, 2015, and 90 days prior to the 2015 Annual Meeting, (iii) on or before February 20, 2015, the Board will take action such that effective at the 2015 Annual Meeting, the size of the Board will be reduced to seven and one member of the Board, determined by the affirmative vote of all of the then members of the Board, will retire effective at the 2015 Annual Meeting; provided, that if the Board selects any of Messrs. Levenson, Rosenzweig or Henderson, then Privet Fund LP shall have the right to nullify such selection and the Board shall continue to have eight members, and (iv) the advance notice requirements in the Company’s bylaws with respect to shareholder nominations and proposals will be waived and not apply to nominations by Privet in connection with the 2015 Annual Meeting.

Mr. Henderson has served as Chairman and interim CEO of School Specialty, Inc. since July 2013. He has served as a director of GenCorp since 2008 and has previously served as a director of DGT Holdings Corp., SL Industries, Inc., Angelica Corporation and WebFinancial Corporation, where he also served as President, COO and Executive Vice President of Operations. Mr. Henderson served as Chairman of the Board and Chief Executive Officer of Point Blank Solutions, Inc. ("Point Blank"), a designer and manufacturer of protective body armor, from June 2009 until October 2011, having previously served as its Chairman of the Board from August 2008 until June 2009 and as interim chief executive officer from April 2009 until June 2009. He subsequently served as Chief Executive Officer of Point Blank Enterprises, Inc., the successor to the business of Point Blank Solutions, Inc., from October 2011 to September 2012. Mr. Henderson was also a Managing Director and operating partner of Steel Partners LLC, a subsidiary of Steel Partners Holdings L.P., a global diversified holding company that owns and operates businesses and has significant interests in leading companies in a variety of industries, including diversified industrial products, energy, defense, banking, insurance, and food products and services, until April 2011. In addition, Mr. Henderson was associated with Steel Partners LLC and its affiliates from August 1999 until April 2011.

The settlement agreement will be included as an exhibit to the Company’s current report on Form 8-K which will be filed with the Securities and Exchange Commission (“SEC”).  Further details regarding the 2014 Annual Meeting will be included in the company’s definitive proxy materials, which will be filed with the SEC.

About RELM Wireless Corporation

As an American Manufacturer for more than 65 years, RELM Wireless Corporation has produced high-specification two-way communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications.  Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications.  RELM’s products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.  The Company’s common stock trades on the NYSE MKT market under the symbol “RWC”.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: changes or advances in technology; the success of our LMR product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; our ability to utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; government regulation; business with manufacturers located in other countries; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results;  acts of war or terrorism; any infringement claims; provisions in our charter documents and under Nevada law that may discourage a potential takeover; maintenance of our NYSE MKT listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock.. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.